Exhibit 99.1

Newton Golf Company Reports Second Quarter 2025 Financial Results

Revenue Climbs 154% Year-over-Year as Tour Adoption and Product Momentum Accelerate

CAMARILLO, CA, August 14, 2025 – Newton Golf Company (NASDAQ: NWTG) (“Newton Golf” or the “Company”), a technology-forward golf company delivering physics-based performance innovations, today announced financial results for the second quarter ended June 30, 2025.

Second Quarter and Year-to-Date 2025 Highlights

●	Q2 2025: Revenue increased 154% year-over-year to $2.1 million, compared to $813,000 in Q2 2024

●	First Six Months 2025: Revenue increased 182% year-over-year to $3.3 million, compared to $1.2 million in the first half of 2024

●	Q2 2025: Gross profit rose 186% to $1.4 million, up from $489,000 in Q2 2024

●	First Six Months 2025: Gross profit increased 224% to $2.3 million, up from $695,000 in the first half of 2024

●	Q2 2025: Gross margin improved to 67.6%, compared to 60.1% in Q2 2024

●	First Six Months 2025: Gross margin expanded to 68.7%, compared to 59.8% in the first half of 2024

●	Q2 2025: Net loss of $1.5 million, or ($0.34) per share, compared to a net loss of $1.2 million, or ($0.79) per share, in Q2 2024

●	First Six Months 2025: Net loss of $2.1 million, or ($0.74) per share, compared to a net loss of $2.4 million, or ($1.61) per share, in the first half of 2024

●	Cash & Equivalents: $4.0 million as of June 30, 2025

Management Commentary

Greg Campbell, CEO:

“Our Q2 results highlight continued progress across multiple channels, with strong performance from our Motion and Fast Motion shafts, growing adoption among tour professionals, and expanding relationships with global distributors. We also increased our marketing and sales investments this quarter to build on that momentum heading into the second half of the year.”

Jeff Clayborne, CFO:

“It’s an exciting time to join Newton Golf as we build both financial momentum and market presence. In Q2, we delivered meaningful top-line growth and maintained solid margins, supported by strong product demand and operational efficiency. We remain focused on disciplined execution as we scale, and confident in our ability to drive long-term value for shareholders.”

Recent Business Highlights

●	Miguel Ángel Jiménez earned his second PGA TOUR Champions victory using the Newton Fast Motion shaft

●	Launched on April 29, 2025, the Newton Fast Motion golf shaft has surged to become a breakout success in just its first months on the market. In May and June alone, 1,817 units generated over $696,000 in gross sales, and momentum only accelerated into Q3 with 2,211 units sold to date, producing more than $786,000 in revenue. This rapid adoption—outpacing even the established Motion line—underscores the Fast Motion’s powerful market appeal, exceptional performance, and the strong demand from golfers seeking the next leap in shaft innovation. Newton’s newest release is not just gaining traction—it’s redefining the speed at which a premium golf shaft can capture market share.

●	Newton surpassed 50 professional users across PGA TOUR Champions, LPGA, and Korn Ferry Tours

●	Increased production capacity to meet accelerating demand for Motion and Fast Motion shafts

●	Experienced significant growth in direct-to-consumer sales through NewtonGolfCo.com

●	Expanded distribution and product testing with international fitters and retailers, including new partnerships in Japan

●	Newton shaft technology was highlighted by Golf Magazine’s Kris McCormack as one of the most exciting new shaft innovations on the market

2025 Revenue Guidance

The Company is raising its full-year 2025 revenue guidance to a range of $7.0 million to $7.5 million, up from the prior range of $6.5 million to $7.0 million issued last quarter, reflecting stronger-than-anticipated demand and continued momentum across key channels.

Looking Ahead

“As we move into the second half of 2025, our focus is on scaling operations and deepening product adoption,” added Campbell. “With new products on the horizon and expanded retail partnerships underway, we remain committed to building a differentiated, performance-driven brand.”

Consolidated Results of Operations

(Amounts rounded to nearest thousands, except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net Sales	$2,068,000	$813,000	$3,278,000	$1,163,000
Cost of goods sold	669,000	324,000	1,027,000	468,000
Gross profit	1,399,000	489,000	2,251,000	695,000

Operating expenses
Selling, general and administrative expenses	2,763,000	1,484,000	5,304,000	2,755,000
Research and development	143,000	207,000	425,000	397,000
Total operating expenses	2,906,000	1,691,000	5,729,000	3,152,000

Loss from operations	(1,507,000)	(1,202,000)	(3,478,000)	(2,457,000)

Interest income, net	29,000	47,000	74,000	109,000
Change in fair value of warrant liabilities	(42,000)	-	1,359,000	-
Net loss	$(1,520,000)	$(1,155,000)	$(2,045,000)	$(2,348,000)

Loss per share – basic and diluted	$(0.34)	$(0.79)	$(0.74)	$(1.61)

Weighted average number of shares outstanding – basic and diluted	4,509,619	1,459,587	2,778,595	1,459,587

For more information, visit the Company’s investor relations website at www.NewtonGolfIR.com or contact Investor Relations at ir@newtongolfco.com.

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About NEWTON GOLF

At Newton Golf, we harness the power of physics to revolutionize golf equipment design. Formerly known as Sacks Parente, our rebranding reflects our commitment to innovation inspired by Sir Isaac Newton, the father of physics. By applying Newtonian principles to every aspect of our design process, we create precision-engineered golf equipment—including Newton Motion shafts and Gravity putters—that deliver unmatched stability, control, and performance. Our mission is to empower golfers with scientifically advanced tools that maximize consistency and accuracy, ensuring every swing is backed by the laws of physics.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of Newton Golf Company (the “Company”) and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” “continues,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the reverse stock split, the Company’s ability to maintain compliance with Nasdaq listing requirements, the potential for increased institutional investor interest, the Company’s future growth strategy, expansion of its product portfolio, anticipated financial performance, and future business prospects.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this release and are subject to a number of risks and uncertainties, including, but not limited to, general economic, financial, and business conditions; changes in consumer demand and industry trends; the Company’s ability to successfully implement its strategic initiatives; competition in the golf equipment market; supply chain disruptions; regulatory compliance and legal proceedings; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact:

Beth Gast

BG Public Relations

beth.gast@bgpublicrelations.com

Investor Contact:

Scott McGowan

Investor Brand Network (IBN)

Phone: 310.299.1717

ir@newtongolfco.com